                                                                    EXHIBIT 12.1

                    NATIONSBANK CORPORATION AND SUBSIDIARIES
           RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (DOLLARS IN MILLIONS)

                                                      NINE MONTHS                    YEAR ENDED DECEMBER 31,
                                                         ENDED           ------------------------------------------------
                                                   SEPTEMBER 30, 1997     1996       1995       1994      1993      1992
                                                   ------------------    -------    -------    ------    ------    ------
EXCLUDING INTEREST ON DEPOSITS
Income before taxes.............................        $  3,530         $ 3,634    $ 2,991    $2,555    $1,991    $1,396

Equity in undistributed losses (earnings) of
  unconsolidated subsidiaries...................               1               2         (7)       (3)       (5)       (1)

Fixed charges:
  Interest expense (including capitalized
     interest)..................................           3,394           4,125      4,480     2,896     1,421       916
  Amortization of debt discount and appropriate
     issuance costs.............................              14              20         12         8         6         3
  1/3 of net rent expense.......................             111             126        125       114        96        91
                                                   ------------------    -------    -------    ------    ------    ------
     Total fixed charges........................           3,519           4,271      4,617     3,018     1,523     1,010

Preferred dividend requirements.................              14              22         13        15        16        29

Earnings (excluding capitalized interest).......        $  7,050         $ 7,907    $ 7,601    $5,570    $3,509    $2,398
                                                   ------------------    -------    -------    ------    ------    ------
                                                   ------------------    -------    -------    ------    ------    ------

Fixed charges...................................        $  3,533         $ 4,293    $ 4,630    $3,033    $1,539    $1,039
                                                   ------------------    -------    -------    ------    ------    ------
                                                   ------------------    -------    -------    ------    ------    ------

Ratio of Earnings to Fixed Charges..............            2.00            1.84       1.64      1.84      2.28      2.31

INCLUDING INTEREST ON DEPOSITS
Income before taxes.............................        $  3,530         $ 3,634    $ 2,991    $2,555    $1,991    $1,396

Equity in undistributed losses (earnings) of
  unconsolidated subsidiaries...................               1               2         (7)       (3)       (5)       (1)

Fixed charges:
Interest expense (including capitalized
  interest).....................................           6,367           7,447      7,761     5,310     3,570     3,688
Amortization of debt discount and appropriate
  issuance costs................................              14              20         12         8         6         3
1/3 of net rent expense.........................             111             126        125       114        96        91
                                                   ------------------    -------    -------    ------    ------    ------
     Total fixed charges........................           6,492           7,593      7,898     5,432     3,672     3,782

Preferred dividend requirements.................              14              22         13        15        16        29

Earnings (excluding capitalized interest).......        $ 10,023         $11,229    $10,882    $7,984    $5,658    $5,170
                                                   ------------------    -------    -------    ------    ------    ------
                                                   ------------------    -------    -------    ------    ------    ------

Fixed charges...................................        $  6,506         $ 7,615    $ 7,911    $5,447    $3,688    $3,811
                                                   ------------------    -------    -------    ------    ------    ------
                                                   ------------------    -------    -------    ------    ------    ------

Ratio of Earnings to Fixed Charges..............            1.54            1.47       1.38      1.47      1.53      1.36

                      BARNETT BANKS, INC. -- CONSOLIDATED
           RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (DOLLARS IN THOUSANDS)

                                       NINE MONTHS                          YEAR ENDED DECEMBER 31,
                                          ENDED           ------------------------------------------------------------
                                    SEPTEMBER 30, 1997       1996          1995         1994        1993        1992
                                    ------------------    ----------    ----------    --------    --------    --------
EXCLUDING INTEREST ON DEPOSITS
Net Income.......................       $  425,290        $  564,491    $  533,301    $487,971    $420,994    $207,656
Provision (benefit) for income
  taxes..........................          226,811           339,659       286,293     249,834     207,482      95,310
                                    ------------------    ----------    ----------    --------    --------    --------
Earnings before
  provision (benefit)
  for income taxes...............          652,101           904,150       819,594     737,805     628,476     302,966
                                    ------------------    ----------    ----------    --------    --------    --------
Fixed charges:
Interest expense (excluding
  interest on deposits)..........          216,475           212,439       226,207     159,897      91,005     100,953
Minority interest expense........           41,247             3,804            --          --          --          --
Capitalized interest.............              486             1,054         1,386         665       1,364       1,498
Interest portion of rentals
  (33%)..........................           21,491            30,358        29,993      27,450      32,756      31,115
                                    ------------------    ----------    ----------    --------    --------    --------
  Total fixed charges............          279,699           247,655       257,586     188,012     125,125     133,566
                                    ------------------    ----------    ----------    --------    --------    --------
Earnings before provision
  (benefit) for income taxes and
  fixed charges..................       $  931,800        $1,151,805    $1,077,180    $925,817    $753,601    $436,532
                                    ------------------    ----------    ----------    --------    --------    --------
                                    ------------------    ----------    ----------    --------    --------    --------
Preferred dividend
  requirements...................               --        $    2,168        15,861      18,234      18,238      18,254
Ratio of pre-tax income to net
  income.........................             1.53              1.60          1.54        1.51        1.49        1.46
                                    ------------------    ----------    ----------    --------    --------    --------
Preferred dividend factor........               --             3,473        24,376      27,570      27,226      26,632
Total Fixed Charges..............          279,699           247,655       257,586     188,012     125,125     133,566
                                    ------------------    ----------    ----------    --------    --------    --------
Combined fixed charges and
  preferred dividend
  requirements...................       $  279,699        $  251,128    $  281,962    $215,582    $152,351    $160,198
                                    ------------------    ----------    ----------    --------    --------    --------
                                    ------------------    ----------    ----------    --------    --------    --------
Ratio of earnings to combined
  fixed charges and preferred
  dividend requirements..........             3.33              4.59          3.82        4.29        4.95        2.72
                                    ------------------    ----------    ----------    --------    --------    --------
                                    ------------------    ----------    ----------    --------    --------    --------

                      BARNETT BANKS, INC. -- CONSOLIDATED
           RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (DOLLARS IN THOUSANDS)

                                 NINE MONTHS                             YEAR ENDED DECEMBER 31,
                                    ENDED           ------------------------------------------------------------------
                              SEPTEMBER 30, 1997       1996          1995          1994          1993          1992
                              ------------------    ----------    ----------    ----------    ----------    ----------
INCLUDING INTEREST ON
  DEPOSITS
Net Income.................       $  425,290        $  564,491    $  533,301    $  487,971    $  420,994    $  207,656
Provision (benefit) for
  income taxes.............          226,811           339,659       286,293       249,834       207,482        95,310
                              ------------------    ----------    ----------    ----------    ----------    ----------
Earnings before provision
  (benefit) for income
  taxes....................          652,101           904,150       819,594       737,805       628,476       302,966
                              ------------------    ----------    ----------    ----------    ----------    ----------
Fixed charges:
  Interest expense
     (including interest on
     deposits).............          906,372         1,136,770     1,219,253       921,408       880,105     1,143,680
  Minority interest
     expense...............           41,247             3,804            --            --            --            --
  Capitalized interest.....              486             1,054         1,386           665         1,364         1,498
  Interest portion of
     rentals (33%).........           21,491            30,358        29,993        27,450        32,256        31,115
                              ------------------    ----------    ----------    ----------    ----------    ----------
  Total fixed charges......          969,596         1,171,986     1,250,632       949,523       913,725     1,176,293
                              ------------------    ----------    ----------    ----------    ----------    ----------
Earnings before provision
  for income taxes and
  fixed charges............       $1,621,697        $2,076,136    $2,070,226    $1,687,328    $1,542,201    $1,479,259
                              ------------------    ----------    ----------    ----------    ----------    ----------
                              ------------------    ----------    ----------    ----------    ----------    ----------
Preferred dividend
  requirements.............               --             2,168        15,861        18,234        18,238        18,254
Ratio of pre-tax income to
  net income...............             1.53              1.60          1.54          1.51          1.49          1.46
                              ------------------    ----------    ----------    ----------    ----------    ----------
Preferred dividend
  factor...................               --             3,473        24,376        27,570        27,226        26,632
Total Fixed Charges........          969,596         1,171,986     1,250,632       949,523       913,725     1,176,293
                              ------------------    ----------    ----------    ----------    ----------    ----------
Combined fixed charges and
  preferred dividend
  requirements.............       $  969,596        $1,175,459    $1,275,008    $  977,093    $  940,951    $1,202,925
                              ------------------    ----------    ----------    ----------    ----------    ----------
                              ------------------    ----------    ----------    ----------    ----------    ----------
Ratio of earnings to
  combined fixed charges
  and preferred dividend
  requirements.............             1.67              1.77          1.62          1.73          1.64          1.23
                              ------------------    ----------    ----------    ----------    ----------    ----------
                              ------------------    ----------    ----------    ----------    ----------    ----------